     As filed with the Securities and Exchange Commission on August 5, 2003
                                                     Registration No. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            SAGA COMMUNICATIONS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

           DELAWARE                                        38-3042953
(State or Other Jurisdiction of                        (I.R.S. Employer
Incorporation or Organization)                        Identification No.)

73 KERCHEVAL AVENUE, GROSSE POINTE FARMS, MI                 48236
 (Address of Principal Executive Offices)                  (Zip Code)


            SAGA COMMUNICATIONS, INC. 2003 EMPLOYEE STOCK OPTION PLAN
                            (Full Title of the Plan)

                            Paul R. Rentenbach, Esq.
                               Dykema Gossett PLLC
                             400 Renaissance Center
                             Detroit, Michigan 48243
                                 (313) 568-6800

                     (Name and Address of Agent for Service)

   Telephone number, including area code, of agent for service: (313) 568-6800

--------------------------------------------------------------------------------
                         CALCULATION OF REGISTRATION FEE

       TITLE OF EACH                            PROPOSED MAXIMUM       PROPOSED MAXIMUM         AMOUNT OF
   CLASS OF SECURITIES        AMOUNT TO BE          OFFERING              AGGREGATE            REGISTRATION
    TO BE REGISTERED           REGISTERED       PRICE PER SHARE(2)     OFFERING PRICE(2)           FEE
    ----------------           ----------       ---------------        --------------              ---

Class A Common Stock         1,500,000 shs.         $18.12             $  27,180,000            $ 2,198.87
Class B Common Stock           500,000 shs.          18.12                 9,060,000                732.95
Class A Common Stock           500,000 shs.            -0-                       -0-                   -0-
issuable upon conversion
of Class B Common Stock (1)
                  TOTAL                                                                         $ 2,931.82

(1) The Class B Common Stock is convertible, at the option of the holder, into an equal number of shares of Class A Common Stock.
(2) This calculation is made solely for the purpose of determining the amount of the Registration Fee pursuant to Rules 457(h) and 457(i) based on the average of the high and low prices for the Common Stock on the American Stock Exchange on July 31, 2003.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         This Registration Statement (the "Registration Statement") relates to the issuance of shares of Class A Common Stock, Class B Common Stock, and Class A Common Stock issuable upon conversion of the Class B Common Stock (collectively, the "Common Stock"), of Saga Communications, Inc., a Delaware corporation (the "Company"), to persons who participate in the Saga Communications, Inc. 2003 Employee Stock Option Plan (the "Plan").

         The documents containing the information specified in Part I of this Form S-8 (Plan information, Company information and employee plan annual information) will be sent or given to participants as specified by Securities and Exchange Commission Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of this Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION BY REFERENCE.

         The following documents filed by the Company with the Securities and Exchange Commission (the "Commission") are incorporated in this Registration Statement by reference:

         (a) The Company's Annual Report on Form 10-K for the year ended December 31, 2002.

         (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2003.

         (c) The Company's Current Reports on Form 8-K filed February 27, 2003 and May 27, 2003.

         (d) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A, No. 1-11588, filed on December 4, 1992, under the Securities Exchange Act of 1934.

         All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of each such document.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         None.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Restated Certificate of Incorporation of the Company provides for indemnification to the full extent permitted by the General Corporation Law of the State of Delaware (the "Delaware Code"), as amended from time to time. Such section makes mandatory the indemnification by the Company of directors, officers, employees or agents from and against any and all expenses and liabilities that may be imposed upon or incurred by him in connection with, or as a result of, any proceeding in which he may become involved, as a party or otherwise, by reason of the fact that he is or was such a director, officer, employee or agent of the Company or any subsidiary or parent of the Company, whether or not he continues to be such at the time such expenses and liabilities have been imposed or incurred. Section 145 of the Delaware Code also provides that such indemnification is not exclusive of any other indemnification rights granted by the Company to directors, officers, employees or agents.

         The By-Laws of the Company mandate that each person who at any time is, or shall have been, a director or officer of the Company, and is threatened to be or is made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is, or was, a director, officer, employee or agent of the Company, or is or has served at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any action, suit or proceeding to the full extent permitted under subsections (a) through (e) of Section 145 of the Delaware Code, as from time to time amended. The By-Laws further provide that the foregoing right of indemnification shall in no way be exclusive of any other rights of indemnification to which such director, officer, employee or agent may be entitled, under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         The Restated Certificate of Incorporation of the Company also contains a provision eliminating the liability of a director to the Company or its stockholders for breach of fiduciary duty as a director, other than liability (a) for breach of the director's duty of loyalty to the Company or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the Delaware Code or (d) for any transaction from which the director derived an improper personal benefit.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         The following exhibits are filed with this Registration Statement:

Exhibit
Number   Description
------   -----------

5.1 Opinion of Dykema Gossett PLLC as to the legality of the securities being registered.

10(f) Saga Communications, Inc. 2003 Employee Stock Option Plan adopted May 12, 2003.

23.1     Consent of Ernst & Young LLP.

23.2     Consent of Dykema Gossett PLLC (contained in Exhibit 5.1).

24.1     Power of Attorney (contained on signature page).

ITEM 9.  UNDERTAKINGS.

         (a)  The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Grosse Pointe Farms, State of Michigan on this 5th day of August, 2003.

                                   SAGA COMMUNICATIONS, INC.

                                   By:  /S/ SAMUEL D. BUSH
                                        ----------------------------------------
                                        Samuel D. Bush
                                        Senior Vice President, Chief Financial
                                        Officer, and Treasurer

                                POWER OF ATTORNEY

         Each person whose signature appears below hereby appoints Samuel D. Bush and Catherine A. Bobinski, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution, for him or her and in his or her name, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement filed by Saga Communications, Inc. and to file the same with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on August 5, 2003.

        SIGNATURE                                  TITLE
        ---------                                  -----

   /S/ EDWARD K. CHRISTIAN                         President, Chief Executive Officer and Chairman of the Board
--------------------------------------------
        Edward K. Christian

   /S/ SAMUEL D. BUSH                              Senior Vice President, Chief Financial Officer and Treasurer
--------------------------------------------
        Samuel D. Bush

   /S/ CATHERINE A. BOBINSKI                       Vice President, Corporate Controller and Chief Accounting Officer
--------------------------------------------
        Catherine A. Bobinski

   /S/ KRISTIN ALLEN                               Director
--------------------------------------------
        Kristin Allen

   /S/ DONALD ALT                                  Director
--------------------------------------------
        Donald Alt

   /S/ BRIAN BRADY                                 Director
--------------------------------------------
        Brian Brady

   /S/ JONATHAN FIRESTONE                          Director
--------------------------------------------
        Jonathan Firestone

   /S/ ROBERT J. MACCINI                           Director
--------------------------------------------
        Robert J. Maccini

   /S/ GARY STEVENS                                Director
--------------------------------------------
        Gary Stevens

                                  EXHIBIT INDEX

Exhibit
Number            Description of Exhibit
------            ----------------------

5.1 Opinion of Dykema Gossett PLLC as to the legality of the securities being registered.

10(f) Saga Communications, Inc. 2003 Employee Stock Option Plan adopted May 12, 2003.

23.1              Consent of Ernst & Young LLP.

23.3              Consent of Dykema Gossett PLLC (contained in Exhibit 5.1).

24.1              Power of Attorney (contained on signature page).